Exhibit 10.3

RENEWAL OF LEASE AGREEMENT

This Renewal of Lease Agreement (“Renewal”) is entered into and made effective as of May 1, 2017, by and between One World Ranches LLC, a California limited liability company (“Lessor”), and Vitality Biopharma, Inc.

WHEREAS, Lessor and Lessee entered into a lease agreement dated April 23, 2012 (the “Lease”);

WHEREAS, the Lease will expire on May 1, 2017; and

WHEREAS, the Lessor and Lessee wish to extend the term of the Lease.

NOW THEREFORE, in consideration of the mutual agreements and promises set forth herein, Lessor and Lessee agree as follows:

1. The term of the Lease is extended from May 1, 2017 to May 1, 2020.

2. The monthly rent shall be increased to $2,600.00 beginning on May 1, 2017 during the term of the Lease.

3. Except as expressly modified herein, all of the terms of the Lease are unchanged and remain in full force and effect.

The parties have executed and entered into this Lease on the date and year first above written.

LESSOR:

One World Ranches LLC, a California Limited Liability Company

By:	/s/ Diljit Baines

Diljit Bains, Member

LESSEE:

Vitality Biopharma, Inc., a Nevada Corporation

By:	/s/ Robert Brooke

Robert Brooke, Chief Executive Officer

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